Exhibit 99.1

For further information, contact:
Sandor Grosz
Chief Financial Officer
Technology Solutions Company
312.228.4500
sandor_grosz@techsol.com

Technology Solutions Company Appoints Milton Silva-Craig as President and Chief Executive
Officer

CHICAGO, IL — November 28, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced that Milton G. Silva-Craig will be appointed as the company’s President and Chief Executive Officer, effective December 4, 2006. Mr. Silva-Craig brings success as both a blue-chip corporate executive and technology entrepreneur to TSC. Carl Dill, currently Chairman and acting CEO of TSC, will remain as Chairman.

Commenting on the appointment, Mr. Dill said: “This is an exciting development for TSC. Milton is an outstanding leader with a tremendous track record at GE and Emageon, Inc. His proven experience at taking start-up product and service offerings, and transforming them into sustainable and scalable growth engines is unique. Not only has he accomplished this in large corporate settings, like GE, but he achieved equally impressive results at Emageon, an early, venture-backed start-up. His added experience in healthcare will be of strategic value in driving the growth of our Healthcare practice as we aid hospitals through their digital transformation. At the same time, his broad general management skills will help us more fully leverage our Charter ‘Customer Value Creation’ offerings and our newer SAP mid-market offerings. We plan to expand both of these core practices (SAP and Charter) into our healthcare vertical. The Board and I believe that we now have both the strategy and the leader to help return TSC to profitable growth.”

Mr. Silva-Craig, 38, worked at General Electric from 1993 to 2001, running successful business units in e-Commerce, ASP hosting and digital imaging An executive trained under GE’s acclaimed leadership program, he held key positions in marketing and sales, business development, product development and operations. In 2001, he joined Emageon as Chief Operating Officer. Over the next five years he led their strategic direction and operations, growing revenues from several hundred-thousand dollars to its current run rate in excess of $100 million. For his efforts, he was promoted to Emageon’s President in 2004 and played an instrumental role in leading them through their initial public offering in 2005. Mr. Silva-Craig holds a B.A. in International Relations, an M.B.A. in International Business and a J.D. from the University of Wisconsin – Madison.

“I am honored to join TSC at this time of great potential,” said Mr. Silva-Craig. “The organization is characterized by wonderful assets in its employees and client relationships. Both are critical ingredients in building a growth culture and platform. By leveraging the three core practices of Healthcare, Charter and SAP, we can create a uniquely differentiated solutions portfolio to generate continued innovation. I look forward to gaining the trust of and working with TSC employees, clients and stockholders.”

Consistent with the company’s philosophy of aligning the interests of its management with those of its stockholders, TSC will grant Mr. Silva-Craig inducement stock option awards for an aggregate of 125,000 shares of the company’s common stock that will vest over 3 years. These options constitute inducement awards under NASDAQ Marketplace Rule 4350.

About TSC
Technology Solutions Company (TSC), including its division, Charter Consulting, is a leading consulting firm committed to helping its clients grow profitably. We provide high value services in customer value creation and experience management, operational excellence, targeted solutions in enterprise applications, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

###